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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of L-3 Communications Holdings, Inc. and subsidiaries on Form S-3 of our report dated February 19, 2002 relating to the financial statements of the Aircraft Integration Systems Business of Raytheon Company, which is included in the Current Report on Form 8-K of L-3 Communications Holdings, Inc. and L-3 Communications Corporation dated March 22, 2002.

We also consent to the reference to us under the heading "Experts", which is part of this Registration Statement.


                                        /s/ PricewaterhouseCoopers LLP


Dallas, Texas
September 13, 2002